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                                ESCROW AGREEMENT

                  Escrow Agreement dated as of ____________, 1998 by and among THE CHASE MANHATTAN BANK, a New York state chartered bank with offices at 450 West 33rd Street, New York, New York 10001, United States Financial Group, Incorporated, a Delaware corporation with offices at 110 Wall Street, New York, New York 10005 and Klein Maus and Shire, Inc., an Indiana corporation with offices at 110 Wall Street, New York, New York 10005.

                              W I T N E S S E T H:

                  WHEREAS, United States Financial Group, Incorporated (the "ISSUER-CORPORATION") has filed a registration statement on Form S- 1 under the Securities Act of 1933, as amended, with the Securities and Exchange Commission, File No. 333-52687 (the "REGISTRATION STATEMENT"), relating to the subscription for and sale of a maximum of 3,275,000 shares (the "SHARES") of common stock, par value $.0001 per share (the "COMMON STOCK") in the Issuer-Corporation, with a minimum investment required of 666,667 shares of Common Stock at a price of $15.00 per Share; and

                  WHEREAS, Klein Maus and Shire, Inc. (the "DEPOSITOR-AGENT") has been named as the Underwriter in connection with the proposed offering of the Common Stock in accordance with the terms

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of the Underwriting Agreement dated as of _____________, 1998 among the
Issuer-Corporation and the Depositor-Agent (the "UNDERWRITING AGREEMENT"); and

                  WHEREAS, in compliance with Rule 15c2-4 under the Securities Exchange Act of 1934, as amended, the Issuer-Corporation and the Depositor-Agent propose to establish an escrow fund with The Chase Manhattan Bank (the "BANK-ESCROWEE"); and

                  WHEREAS, the offering of Preferred Stock will terminate no later than six (6) months (the "OFFERING TERMINATION DATE") of the date the Registration Statement is declared effective (the "EFFECTIVE DATE") by the Securities and Exchange Commission. If subscriptions for at least 666,667 shares of Common Stock ($10,000,005) have not been received by the Offering Termination Date, no Common Stock will be sold; and

                  WHEREAS, the Bank-Escrowee has agreed to act as escrow agent in connection with the proposed fund;

                  NOW, THEREFORE, it is agreed as follows:

                  1. For a period commencing on the Effective Date and terminating at the latest of the Offering Termination Date, Closing Date or the Option Closing Date, as the latter two terms are

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defined in the Underwriting Agreement and as the same is set forth in the
Registration Statement of the Issuer-Corporation, the Bank- Escrowee shall act as escrow agent and agrees to receive and disburse the proceeds from the sale of the Common Stock in accordance herewith. The Depositor-Agent and the Issuer-Corporation agree to notify the Bank-Escrowee (a) promptly after the Registration Statement has been declared effective by the Securities and Exchange Commission, (b) of the Offering Termination Date and (c) of the Closing Date and each Option Closing Date.

                  2. All moneys received by the Depositor-Agent and the Issuer-Corporation in connection with the sale of the Common Stock shall be deposited by the Depositor-Agent and the Issuer- Corporation in a non-interest escrow account to be established for this purpose by the Bank-Escrowee.

                  3. If at least 666,667 shares of Common Stock have been subscribed for and any funds remain in the escrow account on the later of the Closing Date, Option Closing Date or the Offering Termination Date, such funds will be promptly paid to or credited to the account of, or otherwise transferred to the Issuer- Corporation less expenses (as specified in written instructions from the Issuer-Corporation and the Depositor-Agent, signing jointly).

                  4. Upon receipt by the Bank-Escrowee of appropriate

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written instructions at the Closing Date and Option Closing Date as the case may be, from the Issuer-Corporation and the Depositor- Agent, jointly, giving notice of the events described herein, the Bank-Escrowee shall pay to or credit to the account of, or otherwise transfer (as specified in such instructions) to, the Issuer-Corporation and other instructed parties such portion of the deposited funds then held in escrow as specified in such instructions.

                  5. If at least 666,667 shares of Common Stock have not been subscribed for by the Offering Termination Date, then the Depositor-Agent and the Issuer-Corporation promptly shall so advise the Bank-Escrowee, shall furnish to the Bank-Escrowee a list containing the name and address of, the amount received from each subscriber whose funds have been deposited and shall authorize the Bank-Escrowee to return the subscription funds theretofore received, without interest, to the subscribers as named.

                  6. In the event of either (a) the occurrence of all the events contemplated by Sections 3 and 4 hereof, or (b) at least 666,667 shares of Common Stock not having been subscribed for by the Offering Termination Date and the repayment to the subscribers of the amounts provided in Section 5 hereof, the Bank-Escrowee shall be relieved of all liabilities in connection with the escrow deposits provided for herein.

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                  7. The Issuer-Corporation hereby agrees to (i) pay the
Bank-Escrowee upon execution of this Agreement reasonable compensation for the services to be rendered hereunder, as described on Schedule I attached hereto, and (ii) pay or reimburse the Bank-Escrowee upon request for all expenses, disbursements and advances, including reasonable attorney's fees, incurred or made by it in connection with this agreement.

                  8. It is understood and agreed, further, that the Bank-Escrowee shall:

                           (a) be under no duty to enforce payment of any subscription which is to be paid to and held by it hereunder;

                           (b) be under no duty to accept funds, checks, drafts
                  or instructions for the payment of money from anyone other than the Depositor-Agent and the Issuer- Corporation or to give any receipt therefor except to the Depositor-Agent and the Issuer-Corporation;

                           (c) be protected in acting under any notice,
                  request, certificate, approval, consent or other paper believed by it to be genuine, signed by the proper party or parties and in accordance with the terms of this Agreement;

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                           (d) be deemed conclusively to have given and
                  delivered any notice required to be given or delivered hereunder if the same is in writing, signed by any one of its authorized officers, and mailed by registered or certified mail, or delivered by hand, to the Depositor- Agent, 110 Wall Street, New York, New York 10005, Attn: Asim S. Kohli and the Issuer-Corporation, 110 Wall Street, New York, New York 10005, Attn.: Mohammad Ali Khan with a copy to Doros & Brescia, P.C., 1140 Avenue of the Americas, New York, New York 10036, Attn.: Ronald J. Brescia and be deemed conclusively to have received any notice required to be given or delivered hereunder if the same is in writing, signed by any one of the authorized officers of the Depositary-Agent and the Issuer- Corporation, and mailed, by registered or certified mail, or delivered by hand, to the Bank-Escrowee's Corporate Trust Department, 450 West 33rd Street, New York, New York 10001, Attn.: Escrow Administration: 15th Floor.

                           (e) be indemnified by the Depositor-Agent and the
                  Issuer-Corporation against any claim made against it by reason of its action or failing to act in connection with any of the transactions contemplated hereby and against any loss it may sustain in carrying out the terms of this Agreement, except such claims which are occasioned by its

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                  bad faith, gross negligence or willful misconduct. Anything in this agreement to the contrary notwitstanding, in no event shall the Bank-Escrowee be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Bank-Escrowee has been advised of the likelihood of such loss or damage and regardless of the form of action;

                           (f) promptly notify the Depositor-Agent and the
                  Issuer-Corporation of any discrepancy between the amounts set forth on any statement delivered by the Depositor- Agent or the Issuer-Corporation, as the case may be, and the sum or sums delivered to the Bank-Escrowee therewith;

                           (g) have no duty to inquire into the terms and
                  conditions of this Agreement, such duties being purely ministerial in nature;

                           (h) be permitted to consult with counsel of its
                  choice, including in-house counsel, and shall not be liable for any action taken, suffered or omitted by it in accordance with the advice of such counsel, provided, however that nothing in this subsection (h), nor any action taken by the Bank-Escrowee, or suffered or omitted by it in accordance with the advice of any counsel, shall relieve the Bank-Escrowee from liability for any claims

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                  that are occasioned by its bad faith, gross negligence or
                  willful misconduct, all as provided in subsection (e) above;

                           (i) not be bound by any modification, amendment,
                  termination, cancellation, recision or supersession of this Agreement, unless the same shall be in writing and signed by all parties hereto;

                           (j) have no liability for following the instructions
                  herein or expressly provided for, or written instructions given by the Depositor-Agent or the Issuer- Corporation; and

                           (k) have the right, at any time, to resign hereunder
                  by given written notice of its resignation to take effect, and upon the effective date of such resignation all cash and other payments and all other property then held by the Bank-Escrowee hereunder shall be delivered by it to such person as may be designated in writing by the other parties executing this Agreement, whereupon the Bank-Escrowee's obligations hereunder shall cease and terminate. If no such person has been designated by such date, all obligations of the Bank- Escrowee hereunder shall, nevertheless, cease and terminate. The Bank-Escrowee's sole responsibility thereafter shall be to keep safely all property then held by it and to deliver the same to a person designated by the other parties executing this Agreement or in accordance with the directions of a final order or judgment of a court of competent jurisdiction.

                  9. If any checks or other instruments deposited in the escrow account established hereunder prove uncollectible, the Issuer-Corporation shall deliver the returned checks or other instruments to the Issuer-Corporation.

                  10. Nothing in this Agreement is intended to or shall confer upon anyone other than the parties hereto any legal right, remedy or claim. This Agreement shall be construed in accordance with the laws of the State of New York and may be modified only in writing.

                  11. (a) In the event funds transfer instructions are given (other than in writing at the time of execution of the Agreement), whether in writing, by telecopier or otherwise the Bank-Escrowee is authorized to seek confirmation of such instructions by telephone call-back to person or persons designed on Schedule 1 hereto, and the Bank-Escrowee may rely upon the confirmations of anyone purporting to be the person or persons so designated. The persons and telephone numbers for call-backs may be changed only in a writing actually received and acknowledged by the Bank-Escrowee. The parties to this Agreement acknowledge that

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such security procedure is commercially reasonable.

                      (b) It is understood that the Bank-Escrowee and the beneficiary's bank in any funds transfer may rely solely upon any account numbers or similar identifying number provided by either of the other parties hereto identify (i) the beneficiary, (ii) the beneficiary's bank, or (iii) an intermediary bank. The Bank- Escrowee may apply any of the escrowed funds for any payment order it executes using any such identifying number, even where its use may result in a person other than the beneficiary being paid, or the transfer of funds to a bank other than the beneficiary's bank or an intermediary bank designated.

                  IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

                                             THE CHASE MANHATTAN BANK

                                             By:
                                                -----------------------------
                                             UNITED STATES FINANCIAL GROUP,
                                                  INCORPORATED


                                             By:
                                                -----------------------------
                                                 Mohammad Ali Khan, President

                                             KLEIN MAUS AND SHIRE, INC.

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                                             By:
                                                -----------------------------
                                                 Mohammad Ali Khan, President

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                                   Schedule 1

         o $2,500 per annum, or any part thereof, without proration for partial years.

         o        $5.00 per check.

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                                   Schedule 2

                     Telephone Number(s) for Call-Backs and
          Person(s) Designated to Confirm Funds Transfer Instructions

IF TO ISSUER-CORPORATION:

              NAME                                  TELEPHONE NUMBER
-------------------------------------      ----------------------------------
1. Mohammad Ali Khan                                  212-785-4545
2. Asim S. Kohli                                      212-785-4545

IF TO DEPOSITOR-AGENT:

              NAME                                  TELEPHONE NUMBER
-------------------------------------      ----------------------------------
1. Mohammad Ali Khan                                  212-785-4545
2. Asim S. Kohli                                      212-785-4545

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